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                               CREDIT AGREEMENT

                        Dated as of September 27, 1996

                        as Amended and Restated as of

                               October 21, 1996

                                      among

                SIGNATURE FINANCIAL/MARKETING, INC., as Borrower

                                  VARIOUS BANKS,

                 THE BANK OF NEW YORK, as Documentation Agent

                                       and

               THE BANK OF NOVA SCOTIA, as Administrative Agent


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                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  (1)
  1.1   Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  (1)
  1.2   Other Interpretive Provisions . . . . . . . . . . . . . . . . . . . (15)
  1.3   Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . (16)

ARTICLE II    THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . (17)
  2.1   Amounts and Terms . . . . . . . . . . . . . . . . . . . . . . . . . (17)
  2.2   Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (17)
  2.3   Procedure for Borrowing . . . . . . . . . . . . . . . . . . . . . . (17)
  2.4   Conversion and Continuation Elections . . . . . . . . . . . . . . . (18)
  2.5   Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . (19)
  2.6   Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (19)
  2.7   Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . (19)
  2.8   Computation of Interest . . . . . . . . . . . . . . . . . . . . . . (20)
  2.9   Payments by the Borrower  . . . . . . . . . . . . . . . . . . . . . (21)
  2.10  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . (21)

ARTICLE III   TAXES, YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . (22)
  3.1   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (22)
  3.2   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (23)
  3.3   Increased Costs and Reduction of Return . . . . . . . . . . . . . . (24)
  3.4   Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . (25)
  3.5   Inability to Determine Rates  . . . . . . . . . . . . . . . . . . . (25)
  3.6   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)

ARTICLE IV    CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . (26)
  4.1   Conditions To Initial Borrowing . . . . . . . . . . . . . . . . . . (26)
         (a)  Existing Credit Agreement . . . . . . . . . . . . . . . . . . (26)
         (b)  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
         (c)  Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . (26)
         (d)  Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . (26)
         (e)  Organization Documents; Good Standing . . . . . . . . . . . . (26)
         (f)  Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . (27)
         (g)  Payment of Existing Signature Note  . . . . . . . . . . . . . (27)
         (h)  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . (27)
         (i)  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (27)
         (j)  Other Documents . . . . . . . . . . . . . . . . . . . . . . . (27)
  4.2   Further Conditions to Borrowing . . . . . . . . . . . . . . . . . . (27)
         (a)  Notice of Borrowing or Conversion/Continuation  . . . . . . . (27)
         (b)  Continuation of Representations and Warranties  . . . . . . . (27)
         (c)  No Existing Default . . . . . . . . . . . . . . . . . . . . . (27)
  4.3   Condition to this Agreement . . . . . . . . . . . . . . . . . . . . (28)
         (a)  Amended and Restated Credit Agreement . . . . . . . . . . . . (28)
         (b)  Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . (28)
         (c)  Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . (28)
         (d)  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . (28)
         (e)  Other Documents . . . . . . . . . . . . . . . . . . . . . . . (28)

ARTICLE V     REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . (29)


                                      (i)

Section                                                                     Page

  5.1   Corporate Existence and Power . . . . . . . . . . . . . . . . . . . (29)
  5.2   Corporate Authorization; No Contravention . . . . . . . . . . . . . (29)
  5.3   Governmental Authorization  . . . . . . . . . . . . . . . . . . . . (30)
  5.4   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . (30)
  5.5   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (30)
  5.6   No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (30)
  5.7   ERISA Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . (31)
  5.8   Use of Proceeds; Margin Regulations . . . . . . . . . . . . . . . . (32)
  5.9   Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . (32)
  5.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (32)
  5.11  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . (32)
  5.12  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . (33)
  5.13  Regulated Entities  . . . . . . . . . . . . . . . . . . . . . . . . (33)
  5.14  No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . (33)
  5.15  Copyrights, Patents, Trademarks and Licenses, etc.  . . . . . . . . (33)
  5.16  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
  5.17  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (34)
  5.18  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . (34)

ARTICLE VI    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . (34)
  6.1   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . (34)
  6.2   Certificates; Other Information . . . . . . . . . . . . . . . . . . (36)
  6.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (36)
  6.4   Preservation of Corporate Existence, Etc. . . . . . . . . . . . . . (37)
  6.5   Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . (38)
  6.6   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (38)
  6.7   Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . (38)
  6.8   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . (38)
  6.9   Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . (39)
  6.10  Inspection of Property and Books and Records  . . . . . . . . . . . (39)
  6.11  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . (39)
  6.12  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . (39)
  6.13  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . (39)

ARTICLE VII   NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . (40)
  7.1   Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . (40)
  7.2   Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . (41)
  7.3   Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . (42)
  7.4   Loans and Investments . . . . . . . . . . . . . . . . . . . . . . . (42)
  7.5   Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . (44)
  7.6   Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . (44)
  7.7   Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . (44)
  7.8   Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . (44)
  7.9   Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . (45)
  7.10  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (45)
  7.11  Change in Business  . . . . . . . . . . . . . . . . . . . . . . . . (45)
  7.12  Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . (45)

ARTICLE VIII  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . (46)


                                      (ii)

Section                                                                     Page

  8.1   Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . (46)
         (a)  Non-Payment . . . . . . . . . . . . . . . . . . . . . . . . . (46)
         (b)  Representation or Warranty  . . . . . . . . . . . . . . . . . (46)
         (c)  Specific Defaults . . . . . . . . . . . . . . . . . . . . . . (46)
         (d)  Special Defaults  . . . . . . . . . . . . . . . . . . . . . . (46)
         (e)  Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . (46)
         (f)  Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . (47)
         (g)  Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . (47)
         (h)  Involuntary Proceedings . . . . . . . . . . . . . . . . . . . (47)
         (i)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . (48)
         (j)  Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . (48)
         (k)  Non-Monetary Judgments  . . . . . . . . . . . . . . . . . . . (48)
         (l)  Change of Control . . . . . . . . . . . . . . . . . . . . . . (48)
         (m)  Guarantor Defaults  . . . . . . . . . . . . . . . . . . . . . (49)
         (n)  MW Credit Agreement Event of Default  . . . . . . . . . . . . (49)
         (o)  Minimum Net Worth . . . . . . . . . . . . . . . . . . . . . . (49)
         (p)  Impairment  . . . . . . . . . . . . . . . . . . . . . . . . . (49)
  8.2   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (49)
  8.3   Rights Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . (50)

ARTICLE IX    THE AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . (50)
  9.1   Appointment and Authorization; "Agents" . . . . . . . . . . . . . . (50)
  9.2   Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . (50)
  9.3   Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . (50)
  9.4   Reliance by Agents  . . . . . . . . . . . . . . . . . . . . . . . . (51)
  9.5   Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . (51)
  9.6   Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . (52)
  9.7   Indemnification of Agents . . . . . . . . . . . . . . . . . . . . . (52)
  9.8   Agents in Individual Capacity . . . . . . . . . . . . . . . . . . . (53)
  9.9   Successor Agents  . . . . . . . . . . . . . . . . . . . . . . . . . (53)
  9.10  Withholding Tax . . . . . . . . . . . . . . . . . . . . . . . . . . (54)

ARTICLE X     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . (55)
  10.1  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . (56)
  10.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (56)
  10.3  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . (57)
  10.4  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . (57)
  10.5  Borrower Indemnification  . . . . . . . . . . . . . . . . . . . . . (58)
  10.6  Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . (58)
  10.7  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . (59)
  10.8  Assignments, Participations, etc. . . . . . . . . . . . . . . . . . (59)
  10.9  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . (61)
  10.10 Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (62)
  10.11 Automatic Debits of Fees  . . . . . . . . . . . . . . . . . . . . . (62)
  10.12 Notification of Addresses, Lending Offices, Etc.. . . . . . . . . . (62)
  10.13 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . (62)
  10.14 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . (63)
  10.15 No Third Parties Benefited  . . . . . . . . . . . . . . . . . . . . (63)
  10.16 Governing Law and Jurisdiction  . . . . . . . . . . . . . . . . . . (63)

                                       (iii)

Section                                                                     Page

  10.17  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . (63)
  10.18  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . (64)
  10.19  Reaffirmation, Restatement and Waivers . . . . . . . . . . . . . . (64)




























                                       (iv)

SCHEDULES

Schedule 1.1     Guarantor Subsidiaries
Schedule 2.1     Commitments and Pro Rata Share
Schedule 5.5     Litigation
Schedule 5.7     ERISA
Schedule 5.11    Permitted Liabilities
Schedule 5.12    Environmental Matters
Schedule 5.16    Subsidiaries and Minority Interests
Schedule 5.17    Insurance Matters
Schedule 7.1     Permitted Liens
Schedule 7.4     Investments
Schedule 7.5     Permitted Indebtedness
Schedule 7.8     Contingent Obligations
Schedule 10.2    Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A        Form of Notice of Borrowing
Exhibit B        Form of Notice of Conversion/Continuation
Exhibit C        Form of Compliance Certificate
Exhibit D        Form of Legal Opinion of Borrower's Counsel
Exhibit E        Form of Promissory Note
Exhibit F-1      Form of MW Guaranty
Exhibit F-2      Form of Non-Insurance Subsidiary Guaranty
Exhibit G        Form of Assignment and Acceptance Agreement
Exhibit H        Form of Legal Opinion of Borrower's Counsel


















                                       (v)

                            CREDIT AGREEMENT

     This CREDIT AGREEMENT dated as of September 27, 1996 as amended and restated as of October 21, 1996 (the "Restatement Effective Date") among Signature Financial/Marketing, Inc., a Delaware corporation (the "BORROWER"), the banks listed on the signature pages hereof (herein, together and with their respective successors and assigns, collectively called the "Banks" and individually called a "Bank"), The Bank of New York ("BNY"), as documentation agent for the Banks (herein, in such capacity, together with its successors and assigns in such capacity, called the "Documentation Agent") and The Bank of Nova Scotia ("BNS"), as administrative agent to the Banks (herein, in such capacity, together with its successors and assigns in such capacity, called the "Administrative Agent") (the Documentation Agent and the Administrative Agent are herein collectively called the "Agents" and individually called an "Agent").

     WHEREAS, the Borrower, BNY and BNS are parties to a Credit Agreement dated as of September 27, 1996 (the "Existing Credit Agreement") pursuant to which BNY and BNS have made loans to the Borrower in the aggregate principal amount of $101,886,491.

     WHEREAS, the Borrower, BNY and BNS now desire to amend and restate the Existing Credit Agreement to, among other things, provide for (i) assignments of Loans, (ii) certain provisions to be subject to the rights of the Required Banks, and (iii) certain Banks to act as Agents.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that as of the Restatement Effective Date the Existing Credit Agreement is amended and restated in its entirety as follows:

                                 ARTICLE I

                               DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:
         "ADMINISTRATIVE AGENT" - see Preamble.

         "ADMINISTRATIVE AGENT'S PAYMENT OFFICE" means the address for payments set forth on SCHEDULE 10.2 or such other address as the Administrative Agent may from time to time specify.

         "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

         "AGENT" - see Preamble.

         "AGENT-RELATED PERSONS" means each Agent and any successor agent arising under Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as the same may be further amended or modified from time to time.

         "ASSIGNEE" has the meaning specified in SECTION 10.8.

         "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in SECTION 10.8.

         "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

         "BANKS" has the meaning specified in the introductory clause hereto.

         "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.) as amended from time to time.

         "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Reference
     Bank as its "reference rate." (The "reference rate" is a rate set by the Reference Bank based upon various factors including the Reference Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

         Any change in the reference rate announced by the Reference Bank shall take effect at the opening of business on the day specified in the public announcement of such change. The Reference Bank shall notify the Banks and the Borrower of the "reference rate" and any change therein.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
     Rate.

         "BORROWING" means the borrowing hereunder consisting of Loans of the same Type made to the Borrower on the same day by the Banks under
     Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

         "BORROWING DATE" means the date on which the Borrowing occurs under
     SECTION 2.3.

         "BUSINESS DAY" means any day, other than a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized or required by law to close, which is a day on which dealings are carried on in the London interbank market.

         "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time as: (i) General Electric Capital Corporation ceases to own on a fully-diluted basis the percentage of each class of the capital stock of MW which is owned by it on the Original Closing Date on a fully-diluted basis, (ii) MW ceases to own 100% of the capital stock of the Borrower on a fully-diluted basis or (iii) the Borrower ceases to own, directly or indirectly, 100% of the capital stock of any Subsidiary of the Borrower on a fully-diluted basis.

         "CODE" means the Internal Revenue Code of 1986 as amended from time to time, and regulations promulgated thereunder.

         "COMMITMENT", as to each Bank, has the meaning specified in
     SECTION 2.1.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

         "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made, or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof. Notwithstanding the foregoing, Contingent Obligations shall not include any obligations of a Subsidiary of the Borrower where the primary obligor is a customer of such Subsidiary and such obligation is incurred in the ordinary course of business or any Surety Instrument issued by a Subsidiary of the Borrower where the principal is a customer of such Subsidiary and such Surety Instrument is issued in the ordinary course of business.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "CONVERSION/CONTINUATION DATE" means any date on which, under
     SECTION 2.4, the Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "DESIGNATED LEASES" means that certain Purchase and Master
     Lease Agreement, dated as of January 13, 1995 among certain lessors referred to therein, MW, Lechmere, Inc. and Credit Lyonnais, Chicago Branch and that certain Purchase and Master Lease Agreement, dated as of March 15, 1995 among certain lessors referred to therein, MW, Lechmere, Inc. and Sumitomo Bank Leasing and Finance, Inc., each as amended or modified.

         "DOCUMENTATION AGENT" - see Preamble.

         "DOLLARS", "dollars" and "$" each mean lawful money of the United States.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

         "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "LIBO Rate".

     "EVENT OF DEFAULT" means any of the events or circumstances specified in
SECTION 8.1.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

     "EXISTING CREDIT AGREEMENT" - see Preamble.

     "EXISTING SIGNATURE NOTE" means the Promissory Note dated January 2, 1996 of the Borrower payable to the order of MW in the principal amount of $101,886,491.23 on or before June 30, 2002.

     "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

     "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Reference Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Original Closing Date.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTORS" means MW and each Subsidiary of the Borrower listed on
SCHEDULE 1.1 hereto.

     "GUARANTY" means the guaranty executed by the Guarantors in substantially the form of EXHIBIT F-1 or F-2.

     "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

     "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations with respect to capital leases; (f) all net obligations with respect to Swap Contracts; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

     "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 10.5.

     "INDEMNIFIED PERSON" has the meaning specified in SECTION 10.5.

     "INDEPENDENT AUDITOR" has the meaning specified in SUBSECTION 6.1(a)

     "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, rehabilitation, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "INSURANCE SUBSIDIARY" shall mean any Subsidiary of the Borrower that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

     "INTEREST PAYMENT DATE" means, as to any LIBO Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, PROVIDED, HOWEVER, that if any Interest Period for a LIBO Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

     "INTEREST PERIOD" means, as to any LIBO Rate Loan, the period commencing on the date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, or three months thereafter (and any other period of less than three months that is consented to by the Required Banks in the given instance) as selected by the Borrower;

PROVIDED that:

           (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

           (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

           (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "LIBO Lending Office", as the case may be, on SCHEDULE 10.2, or such other office or offices as such Bank may from time to time notify the Borrower and the Administrative Agent.

     "LIBO RATE" means, for any Interest Period, with respect to LIBO Rate Loans comprising part of the same Loan, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Reference Bank as follows:

LIBO Rate =                       LIBO
            -----------------------------------------------
                 1.00 - Eurodollar Reserve Percentage

Where,

           "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

           "LIBO" means the rate of interest per annum determined by the Reference Bank to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which deposits in Dollars in the approximate amount of the amount of the Loan to continued as, or converted into, a LIBO Rate Loan and having a maturity comparable to such Interest Period are offered to the Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

           The LIBO Rate shall be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     "LIBO RATE LOAN" means a Loan that bears interest based on the LIBO Rate.

     "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

         "LOAN" means an extension of credit (whether the initial Borrowing or a continuation/conversion thereof) by a Bank to the Borrower and may be a Base Rate Loan or a LIBO Rate Loan (each, a "TYPE" of Loan).

         "LOAN DOCUMENTS" means this Agreement, the Guaranties, the Notes, any fee letter and all other documents delivered to any Agent or any Bank in connection herewith.

         "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole or MW and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Guarantor to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document.

         "MATURITY DATE" means the earlier to occur of: (a) March 1, 1997; and
     (b) the date on which the Obligations are due and payable in accordance with the provisions of this Agreement.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "MW" means Montgomery Ward & Co., Incorporated.

         "MW CREDIT AGREEMENT" shall mean either or both of the Long Term Credit Agreement and/or the Short Term Credit Agreement, each dated as of September 15, 1994, among MW, various banks, and various agents, as amended to and including September 6, 1996, and with the consent of the Banks, as further amended or modified from time to time; PROVIDED, THAT any increase in the aggregate commitments thereunder which is provided for therein shall not be deemed an amendment or modification.

         "NOTE" means any promissory note executed by the Borrower in favor of a Bank pursuant to SECTION 2.2, in substantially the form of EXHIBIT E.

         "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

         "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrower or any Guarantor to any Agent, any Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

         "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "ORIGINAL CLOSING DATE" means the date on which all conditions precedent set forth in SECTION 4.1 were satisfied or waived by the Banks.

         "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "PARTICIPANT" is defined in SUBSECTION 10.8(d).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA but not including any Multiemployer Plan) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "PERMITTED LIENS" has the meaning specified in SECTION 7.1.

         "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) for its employees, consultants or former employees which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions with respect to its employees, consultants or former employees and includes any Pension Plan.

         "PRO RATA SHARE" means, relative to any Bank, the percentage set forth opposite the name of such Bank on SCHEDULE 2.1 hereto, as such percentage may be adjusted from time to time pursuant to any subsequent Assignment and Acceptance executed by such Bank and any Assignee and delivered pursuant to
     Section 10.8.

         "REFERENCE BANK" means BNY.

         "REQUIRED BANKS" means at any time Banks then holding at least 2/3rds of the then aggregate unpaid principal amount of the Loans.

         "REPORTABLE EVENT" means, any of the events set forth in
     Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means the chief executive officer, chief financial officer or the president of the Borrower or any Guarantor, or any other officer having substantially the same authority and responsibility; or the chief executive officer, the chief financial officer, the senior vice president (finance) or the treasurer of MW, or any other officer having substantially the same authority and responsibility.

         "RESTATEMENT EFFECTIVE DATE" - see Preamble.

         "SAP" means, as to any Insurance Subsidiary of the Borrower, the statutory accounting practices prescribed or permitted by the insurance department of the state in which such Insurance Subsidiary is domiciled.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

         "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "SWAP CONTRACT" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "TAXES" means any and all present future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank is organized or maintains a lending office.

         "TYPE" has the meaning specified in the definition of "Loan."

         "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." each means the United States of America.

         "WHOLLY-OWNED SUBSIDIARY" means any corporation, association, partnership, joint venture or other business entity of which (other than directors' qualifying shares required by law) 100% of the voting stock or other equity interest of each class having ordinary voting power, and 100% of the voting stock or other equity interest of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

             (ii) The term "including" is not limiting and means "including without limitation."

             (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

         (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents and the Borrower and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Banks' and Agents' involvement in their preparation.

   1.3 ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

     (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

                                  ARTICLE II

                                  THE CREDITS

   2.1 AMOUNTS AND TERMS. Each Bank severally agrees, on the terms and conditions set forth herein, to make a single Loan to the Borrower on the Original Closing Date in an aggregate amount not to exceed such Banks' Pro Rata Share of $101,886,491 (as to each such Bank, its "COMMITMENT") (the Borrower acknowledges that prior to the Restatement Effective Date, the Banks made such Loan to the Borrower and accordingly each Bank's Commitment has been permanently reduced to zero). Amounts borrowed which are repaid or prepaid by the Borrower may not be reborrowed.

   2.2 NOTES. The Loan made by each Bank shall be evidenced by a Note. Each Bank shall endorse on the schedules annexed to its Note the date and amount of each payment of interest and principal made by the Borrower with respect thereto. Each Bank is irrevocably authorized by the Borrower to endorse its Note and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Borrowing or repayment shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Bank.

   2.3 PROCEDURE FOR BORROWING. The Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Banks in the form of a Notice of Borrowing (which notice must be received by the Banks prior to 3:00 p.m. (New York City time) on the Original Closing Date, specifying (a) the amount of the Borrowing, which shall be in an aggregate minimum amount necessary, together with other amounts provided by the Borrower, to repay in full all of the obligations of the Borrower under the Existing Signature Note; and (b) the requested Borrowing Date, which shall be a Business Day. On the Borrowing Date, each Bank will make the amount of its Pro Rata Share of the Borrowing available to the Borrower by wire transfer in accordance with written instructions provided to such Bank by the Borrower. The Borrower acknowledges that as of and after the Restatement Effective Date, no further Borrowings shall be made under this Agreement other than a conversion or continuation pursuant to SECTION 2.4.

   2.4 CONVERSION AND CONTINUATION ELECTIONS. (a) The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with SUBSECTION 2.4(b):

          (i) elect, as of any Business Day, in the case of its Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of its LIBO Rate Loans, to convert any such Loans into Loans of any other Type; or

          (ii) elect, as of the last day of the applicable Interest Period, to continue any of its Loans having Interest Periods expiring on such day;

PROVIDED, that if at any time the aggregate amount of LIBO Rate Loans is reduced, by payment, prepayment, or conversion or part thereof to be less than $5,000,000, such LIBO Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBO Rate Loans shall terminate.

     (b) The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than 9:00 a.m. (New York City time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBO

Rate Loans; and (iii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans specifying:

          (A) the proposed Conversion/Continuation Date;

          (B) the aggregate amount of Loans to be converted or continued;

          (C) the Type of Loans resulting from the proposed conversion or continuation; and

          (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

     (c) If upon the expiration of any Interest Period applicable to LIBO Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBO Rate Loans, or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBO Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

     (e) Unless the Required Banks otherwise agree, during the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBO Rate Loan.

     (f) After giving effect to any conversion or continuation of Loans, there may not be more than two different Interest Periods in effect.

   2.5 OPTIONAL PREPAYMENTS. Subject to SECTION 3.4, the Borrower may without any other premium or penalty, at any time or from time to time, ratably prepay Loans in whole or in part, in minimum amounts of $10,000,000 or any multiple of $1,000,000 in excess thereof (or, if less, the remaining principal amount thereof). The Borrower shall deliver a notice of prepayment in accordance with SECTION 10.2 to be received by the Administrative Agent not later than 9:00 a.m. (New York time) (i) at least three

Business Days in advance of the prepayment date if the Loans to be prepaid are LIBO Rate Loans, and (ii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, LIBO Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Borrower. The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to SECTION 3.4.

   2.6 REPAYMENT. The Borrower shall repay to the Administrative Agent, for the benefit of the Banks, on the Maturity Date the aggregate amount of all Obligations outstanding on such date.

   2.7 INTEREST RATES. (a) With respect to each Loan, the Borrower hereby promises to pay interest on the unpaid principal amount thereof for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

          (i) While such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate from time to time in effect; and

          (ii) While such Loan is a LIBO Rate Loan, for each Interest Period, at a rate per annum equal to the LIBO Rate applicable to such Interest Period, plus 1.5% per annum.

     (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under SECTION 2.5 or 2.6 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Required Banks.

     (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the rate otherwise in effect hereunder for such Loans; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any LIBO Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

     (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Agent or any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Agent or such Bank would be contrary to the provisions of any law applicable to such Agent or such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Agent or such Bank, and in such event the Borrower shall pay such Agent or such Bank interest at the highest rate permitted by applicable law.

   2.8 COMPUTATION OF INTEREST. (a) All computations of interest for Base Rate Loans to the extent based on the "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

     (b) Each determination of an interest rate by the Administrative Agent or Reference Bank, as the case may be, shall be conclusive and binding on the Borrower in the absence of manifest error.

   2.9 PAYMENTS BY THE BORROWER.

          (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments shall be made by the Borrower directly to the Administrative Agent at the Administrative Agent's Payment Office. The Administrative Agent shall thereafter promptly remit in same day or immediately available funds to each Bank or other holder of a Note as so directed by any such Bank to the Administrative Agent, its Pro Rate Share of such payments. Any payment received by an Administrative Agent later than 3:00 p.m. New York time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     2.10 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                   ARTICLE III

                      TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 TAXES. (a) Any and all payments by the Borrower to any Bank or any Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

          (b) The Borrower agrees to indemnify and hold harmless each Agent and each Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Agent or such Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made with 30 days after the date such Agent or such Bank or the Administrative Agent makes written demand therefor.

          (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Agent or any Bank, then:

              (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Agent or such Bank receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

             (ii)  the Borrower shall make such deductions and withholdings;

            (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

             (iv) the Borrower shall also pay to such Agent or such Bank, at the time interest is paid, all additional amounts which such Agent or such Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

          (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

          (e) If the Borrower is required to pay additional amounts to any Agent or any Bank pursuant to subsection (c) of this Section, then such Agent or such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Agent or such Bank is not otherwise disadvantageous to such Agent or such Bank.

     3.2 ILLEGALITY. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable lending office to make

LIBO Rate Loans, then, on notice thereof by the Bank to the Borrower through the Administrative Agent, any obligation of that Bank to make LIBO Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

          (b) If a Bank determines that it is unlawful to maintain any LIBO Rate Loan, the Borrower shall, upon receipt by the Borrower of notice of such fact and demand from such Bank, (with a copy to the Administrative Agent) prepay in full such LIBO Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBO Rate Loan. If the Borrower is required to so prepay any LIBO Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (c) If the obligation of any Bank to make or maintain LIBO Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Bank, through the Administrative Agent, that all Loans which would otherwise be made by the Bank as LIBO Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent or any Bank under this Section, the affected Bank shall designate a different lending office with respect to its LIBO Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

     3.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBO Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBO Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be delivered to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its lending office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrower through the Administrative Agent, the Borrower shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

     3.4 FUNDING LOSSES. The Borrower shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

          (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBO Rate Loan;

          (b) the failure of the Borrower to continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Conversion/Continuation;

          (c) the failure of the Borrower to make any prepayment in accordance with any notice delivered under SECTION 2.5;

          (d) the prepayment (including pursuant to SECTION 2.6) or other payment (including after acceleration thereof) of a LIBO Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e) the automatic conversion under SECTION 2.4 of any LIBO Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBO Rate Loans.

     3.5 INABILITY TO DETERMINE RATES. If any Bank determines that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or that the LIBO Rate applicable pursuant to SUBSECTION 2.7(a) for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBO Rate Loans hereunder shall be suspended until the Administrative Agent upon instruction of the Required Banks revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Banks shall convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBO Rate Loans.

     3.6  SURVIVAL. The agreements and obligations of the Borrower in this
ARTICLE III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1 CONDITIONS TO INITIAL BORROWING. As a condition to the obligation of BNY and BNS to fund the Borrowing under the Existing Credit Agreement on the Original Closing Date, in addition to the conditions set forth in SECTION 4.2, the Borrower delivered the following to BNY and BNS:

          (a) EXISTING CREDIT AGREEMENT. The Existing Credit Agreement executed by each party thereto;

          (b) NOTES. The Notes executed by the Borrower;

          (c) GUARANTY. The Guaranties executed by MW and the other
Guarantors;

          (d) RESOLUTIONS; INCUMBENCY.

              (i) Copies of the resolutions of the board of directors of each of the Borrower and MW authorizing the transactions contemplated by the Existing Credit Agreement, certified as of the Original Closing Date by the Secretary or an Assistant Secretary of the Borrower or MW; and

              (ii) A certificate of the Secretary or Assistant Secretary of each of the Borrower and MW certifying the names and true signatures of the officers of the Borrower or

     MW authorized to execute, deliver and perform, as applicable, the Existing Credit Agreement, and all other Loan Documents (as such term is defined in the Existing Credit Agreement) to be delivered by it under the Existing Credit Agreement;

          (e) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws of the Borrower and MW as in effect on the Original Closing Date, certified by the Secretary or Assistant Secretary of the Borrower or MW, as the case may be, as of the Original Closing Date; and

               (ii) a good standing certificate for the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of incorporation, dated as of a recent date;

          (f) LEGAL OPINION. An opinion or opinions of counsel to the Borrower and MW and addressed to BNY and BNS, substantially in the form of EXHIBIT D;

          (g) PAYMENT OF EXISTING SIGNATURE NOTE. Evidence of payment by the Borrower of all of the indebtedness under the Existing Signature Note;

          (h) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Original Closing Date, stating that: (i) the representations and warranties contained in ARTICLE V are true and correct on and as of such date, as though made on and as of such date; and (ii) no Default or Event of Default then exists or would result from the Borrowing;

          (i) FEES. Evidence of payment of all fees required by any fee letter; and

          (j) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as BNY and BNS requested.

     4.2 FURTHER CONDITIONS TO BORROWING. The obligation of each Bank to make its Loan or to continue or convert any Loan under SECTION 2.4 is subject to the satisfaction of the following conditions precedent on the Borrowing Date or the relevant Conversion/Continuation Date:

          (a) NOTICE OF BORROWING OR CONVERSION/CONTINUATION. The Administrative Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

          (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

          (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this SECTION 4.2 are satisfied.

     4.3 CONDITION TO THIS AGREEMENT. This Agreement shall become effective on the Restatement Effective Date, subject, however, to the conditions precedent that the Documentation Agent shall have received each of the following, in form and substance satisfactory to the Documentation Agent, and in sufficient copies for each Bank then a party hereto:

          (a) AMENDED AND RESTATED CREDIT AGREEMENT. This Agreement executed by each party hereto, together with an acknowledgement thereof executed by each Guarantor;

          (b)  RESOLUTIONS; INCUMBENCY.

               (i) Copies of the resolutions of the board of directors of each of the Borrower and MW authorizing the transactions contemplated hereby, certified as of the Restatement Effective Date by the Secretary or an Assistant Secretary of the Borrower or MW; and

               (ii) A certificate of the Secretary or Assistant Secretary of each of the Borrower and MW dated as of the Restatement Effective Date certifying the names and true signatures of the officers of the Borrower or MW authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) LEGAL OPINION. An opinion or opinions of counsel to the Borrower and MW dated as of the Restatement Effective Date and addressed to the Agents and the Banks, substantially in the form of EXHIBIT H;

          (d) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Restatement Effective Date, stating that: (i) the representations and warranties contained in ARTICLE V are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default then exists and (iii) all conditions precedent to the Restatement Effective Date have been satisfied; and

          (e) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Banks my request (including, without limitation, additional original copies of the closing documents (other than the Notes) referred to in SECTION 4.1).


                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each Agent and each Bank that:

     5.1  CORPORATE EXISTENCE AND POWER.  The Borrower and each of its
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has (or, as to the Guaranties by Subsidiaries, will have within fifteen (15) days after the Original Closing Date) the power and authority and all governmental licenses, authorizations, consents and approvals to own it assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and each other Loan Document to which the Borrower or such Guarantor is party, have been (or, as to the Guaranties by Subsidiaries, will be within fifteen (15) days after the Original Closing Date) duly authorized by all necessary corporate action, and do not and/or will not:

          (a) contravene the terms of any of the Borrower's or such Guarantor's Organization Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower or such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or such Guarantor or their property is subject; or

          (c)  violate any Requirement of Law.

     5.3 GOVERNMENTAL AUTHORIZATION. Except as contemplated in SECTION 6.13, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Guarantor of the Agreement or any other Loan Document.

     5.4 BINDING EFFECT. This Agreement and each other Loan Document to which the Borrower or any Guarantor is a party constitute (or, as to the Guaranties by Subsidiaries, will constitute within fifteen (15) days after the Original Closing Date) the legal, valid and binding obligations of the Borrower or such Guarantor to the extent it is a party thereto, enforceable against the Borrower or such Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.5 LITIGATION. Except as specifically disclosed in SCHEDULE 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or its Subsidiaries or any of their respective properties which:

          (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) if determined adversely to the Borrower or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower. As of the Original Closing Date, neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Original Closing Date, create an Event of Default under SUBSECTION 8.1 (f).

     5.7  ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 5.7:

          (a) Each Plan and to the knowledge of Borrower, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent noncompliance could not reasonably be expected to result in a Material Adverse Effect. Each Plan and to the knowledge of Borrower, each Multiemployer Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan and each Multiemployer Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan and to the best of Borrower's knowledge Multiemployer Plan.

          (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan and to the best of Borrower's knowledge Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan and to the knowledge of Borrower, each Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) Except for any event which would not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur;

(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION 6.12 and
SECTION 7.7. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    5.9 TITLE TO PROPERTIES. The Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Original Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

    5.10 TAXES. The Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

    5.11 FINANCIAL CONDITION. (a) The audited consolidated financial statements of the Borrower and its Subsidiaries dated December 31, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

              (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

             (iii) except as specifically disclosed in SCHEDULE 5.11 or as otherwise incurred in the ordinary course of business by the Subsidiaries of the Borrower that are insurance companies, show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the Original Closing Date, including liabilities for taxes, material commitments and Contingent Obligations.

         (b)  Since December 31, 1995, there has been no Material Adverse
Effect.

    5.12 ENVIRONMENTAL MATTERS. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in SCHEDULE 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    5.13 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Subsidiary (other than Signature Investment Advisors, Inc.) is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation (other than applicable insurance regulations) limiting its ability to incur Indebtedness.

    5.14 NO BURDENSOME RESTRICTIONS. Neither the Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

    5.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in
SCHEDULE 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    5.16 SUBSIDIARIES. The Borrower has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 5.16 except for investments in the ordinary course of business by any Subsidiary of the Borrower.

    5.17 INSURANCE. Except as specifically disclosed in SCHEDULE 5.17, the properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or such Subsidiary operates.

    5.18 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Banks prior to the Original Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

    6.1  FINANCIAL STATEMENTS.  The Borrower shall deliver to the
Administrative Agent and each Bank, in form and detail satisfactory to each Agent and the Required Banks:

         (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Andersen LLP or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records and shall be delivered to the Administrative Agent and each Bank pursuant to a reliance agreement between the Agents, the Banks and such Independent Auditor in form and substance satisfactory to the Administrative Agent;

         (b) as soon as available, but not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries;

         (c) As soon as available, but in any event within fifteen (15) days after the beginning of each fiscal year of the Borrower, a copy of the plan (including a projected closing consolidated balance sheet, income statement and funds flow statements) of the Borrower for each month of such fiscal year;

         (d) As soon as possible, but in any event within ninety (90) days after the end of each fiscal year of each Insurance Subsidiary of the Borrower, a copy of the annual statement of such Insurance Subsidiary for such fiscal year prepared in accordance with SAP and accompanied by the certification of a Responsible Officer that such financial statement presents fairly, in accordance with SAP, the financial position of such Insurance Subsidiary for the period then ended; and

         (e) As soon as possible, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of each of the Insurance Subsidiaries of the Borrower, a copy of the quarterly statement of such Insurance Subsidiary for such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of a Responsible Officer that all such financial statements present fairly in accordance with SAP the financial position of such Insurance Subsidiary for the periods then ended.

    6.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to each Agent and each Bank:

         (a) concurrently with the delivery of the financial statements referred to in SUBSECTION 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default as to accounting matters, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (c) promptly, copies of all financial statements and reports that MW sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that MW or the Borrower may make to, or file with, the SEC;

         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time request; and

         (e) concurrently with the declaration of any dividends or distributions or the agreement to make any advances by the Borrower to MW, a notice of the amount and proposed date of any dividend, distribution or advance.

    6.3  NOTICES.  The Borrower shall promptly notify each Agent and each Bank:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

         (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

              (i) an ERISA Event which would result in a material liability to Borrower;

              (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

             (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

              (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

         (d) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

    6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each Subsidiary to:

         (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

         (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by SECTION 7.3 and sales of assets permitted by SECTION 7.2;

         (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

         (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

    6.5 MAINTENANCE OF PROPERTY. The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by SECTION 7.2. The Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

    6.6 INSURANCE. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

    6.7 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all of their respective obligations and liabilities, including:

         (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

         (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

         (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

    6.8 COMPLIANCE WITH LAWS. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

    6.9 COMPLIANCE WITH ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

    6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiary. The Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED, HOWEVER, when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

    6.11 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

    6.12 USE OF PROCEEDS. The proceeds of the Existing Signature Note were used by the Borrower to acquire Amoco Enterprises, Inc., Amoco Motor Club, Inc. and Amoco Enterprises Canada, Limited. Concurrently with the Borrowing hereunder, the Borrower shall use the proceeds of the Loans to repay the Existing Signature Note.

    6.13 GUARANTIES. Within fifteen days of the Original Closing Date, the Borrower shall cause each Guarantor to deliver to the Banks (a) a certificate of the Secretary or Assistant Secretary of each Guarantor, as to (i) copies of the resolutions of its board of directors authorizing its Guaranty, (ii) the names and true signatures of its officers authorized to execute, deliver and perform its Guaranty, and (iii) its articles or certificate of incorporation and bylaws, and (b) an opinion of counsel acceptable to the Banks as to the due authorization, execution, delivery and validity of the Guaranties (such opinion to be in form and substance satisfactory to the Banks).


                                     ARTICLE VII

                                  NEGATIVE COVENANTS

    So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Required Banks waive compliance in writing:

    7.1 LIMITATION ON LIENS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

         (a) any Lien existing on property of the Borrower or any Subsidiary on the Original Closing Date and set forth in SCHEDULE 7.1 securing Indebtedness outstanding on such date;

         (b)  any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 6.7, provided that no notice of lien has been filed or recorded under the Code;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

         (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f)  Liens on the property of the Borrower or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

         (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed $500,000;

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

         (i) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

         (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

         (k) deposits by the Subsidiaries of the Borrower which are required by applicable regulation or in the ordinary course of business; and

         (l) Liens arising in the ordinary course of business for sums being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, or for sums not due, and in either case not involving any deposits or advances for borrowed money or the deferred purchase price of property or services.

    7.2 DISPOSITION OF ASSETS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

         (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

         (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

         (c) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED, that (i) after giving effect to any such disposition, no Default or Event of Default would exist, (ii) the aggregate sales price from such disposition shall be paid in cash, (iii) the assets which are subject of such disposition do not include accounts or notes receivable and (iv) the aggregate value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year
$5,000,000 (except that in fiscal year 1997, the aggregate value of all such assets can be in excess of $5,000,000 but shall not exceed $10,000,000);

         (d) dispositions of investments of the types permitted by SUBSECTIONS 7.4(a) and 7.4(d); and

         (e) sales by the Borrower of accounts receivable pursuant to the Retail Credit Program Agreement or MWCC Receivables Purchase Agreement (each as defined in the MW Credit Agreement).

    7.3 CONSOLIDATIONS AND MERGERS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Guarantor may merge with the Borrower; PROVIDED, that the Borrower shall be the continuing or surviving corporation, or with any one or more Guarantors; and further PROVIDED, that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

         (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or another Wholly-Owned Subsidiary.

    7.4 LOANS AND INVESTMENTS. The Borrower shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower, except for:

         (a) investments in cash equivalents and short term marketable securities;

         (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (c) extensions of credit and investments (i) by the Borrower or any Subsidiary of the Borrower to the Borrower or any of the Guarantors (ii) or by any Guarantor to another Guarantor or (iii) by an Insurance Subsidiary to an Insurance Subsidiary or (iv) by a Subsidiary which is not an Insurance Subsidiary or a Guarantor to a Subsidiary which is not an Insurance Subsidiary or a Guarantor or (v) by an Insurance Subsidiary to a Subsidiary which is not an Insurance Subsidiary or a Guarantor;

         (d) extensions of credit and investments in the ordinary course of business by Subsidiaries of the Borrower;

         (e) advance to MW;

         (f) investments set forth on SCHEDULE 7.4;

         (g) other investments not exceeding $2,000,000 in the aggregate;

         (h) intercompany advances among the Borrower and its Subsidiaries for administrative and operational services being provided by the Borrower or one of its Subsidiaries; and

         (i) in addition to the investments and extensions of credit permitted under subsection 7.4(c) investments and extensions of credit (net of repayments) by the Borrower and all Subsidiaries of the Borrower which are Guarantors, as a group, to all other Subsidiaries of the Borrower, as a group, or by all Subsidiaries of the Borrower which are neither Insurance Subsidiaries nor Guarantors, as a group, to all Insurance Subsidiaries of the Borrower, as a group, provided the aggregate amount of such net investments and extensions of credit made after September 30, 1996 shall not exceed $30 million.

    7.5 LIMITATION ON INDEBTEDNESS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 7.8;

         (c) Indebtedness existing on the Original Closing Date and set forth in SCHEDULE 7.5;

         (d) Indebtedness incurred in connection with leases permitted pursuant to SECTION 7.9;

         (e) Indebtedness permitted by SUBSECTIONS 7.4(c) and 7.4(i); and

         (f) Indebtedness owed to MW.

    7.6 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate (other than a Wholly-Owned Subsidiary of the Borrower and Scrip Plus, Inc.), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

    7.7 USE OF PROCEEDS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly and indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

    7.8 CONTINGENT OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) endorsements for collection or deposit in the ordinary course of business;

         (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

         (c) Contingent Obligations of the Borrower and its Subsidiaries listed in SCHEDULE 7.8;

         (d) the Guaranties; and

         (e) Contingent Obligations incurred in the ordinary course of business by Insurance Subsidiaries.

    7.9 LEASE OBLIGATIONS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

         (a) leases of the Borrower and of Subsidiaries in existence on the Original Closing Date and any renewal, extension or refinancing thereof;

         (b) operating leases entered into by the Borrower or any Subsidiary after the Original Closing Date in the ordinary course of business (including, without limitation, leasebacks in connection with dispositions permitted under Section 7.2(c)); and

         (c) capital leases other than those permitted under clause (a) of this Section, entered into by the Borrower or any Subsidiary after the Original Closing Date to finance the acquisition of equipment; PROVIDED, that the aggregate net present value of all future rental payments for all such capital leases shall not exceed in any fiscal year $10,000,000;

    7.10 ERISA. The Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Borrower in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    7.11 CHANGE IN BUSINESS. The Borrower shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof.

    7.12 ACCOUNTING CHANGES. The Borrower shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

    8.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

         (a) NON-PAYMENT. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

         (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) SPECIFIC DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.1, 6.2, 6.3, 6.9 or
6.13 or in ARTICLE VII (except Sections 7.1, 7.4, 7.5 (to the limited extent provided for in SECTION 8.1(d)) and 7.8); or

         (d) SPECIAL DEFAULTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 7.1, 7.4, 7.5 (to the extent, and only to the extent, such Default under SECTION 7.5 is also a Default under SECTION 7.4) or 7.8 and such failure shall continue unremedied for a period of two Business Days (or with respect to SECTIONS 7.4 or 7.5 one Business Day) after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by any Bank; or

         (e) OTHER DEFAULTS. The Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Bank; or

         (f) CROSS-DEFAULT. (i) MW, any of its Subsidiaries, the Borrower or any Subsidiary of the Borrower (A) fails to make any payment in respect of any Indebtedness or Contingent

Obligation (other than in respect of Swap Contracts) or lease obligations under the Designated Leases, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation or lease obligation under the Designated Leases, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness or Contingent Obligation or lease obligation under the Designated Leases to be declared to be due and payable prior to its stated maturity, or such Contingent
Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an early termination date resulting from (1) any event or default under such Swap Contract as to which MW, any Subsidiary of MW, the Borrower or any Subsidiary is the defaulting party or (2) any termination event as to which MW, any Subsidiary of MW, the Borrower or any Subsidiary is an affected party, and, in either event, the swap termination value owed by MW, any Subsidiary of MW, the Borrower or such Subsidiary as a result thereof is greater then $5,000,000; or

         (G) INSOLVENCY; VOLUNTARY PROCEEDINGS. MW or the Borrower or any Subsidiary of MW (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

         (h) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against MW or the Borrower or any Subsidiary of MW, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of MW's or the Borrower's or any MW Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) MW or the Borrower or any Subsidiary of MW admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) MW or the Borrower or any Subsidiary of MW acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (i) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

         (j) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

         (k) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Borrower or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (l) CHANGE OF CONTROL. There occurs any Change of Control; or

         (m) GUARANTOR DEFAULTS. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or the Guaranty of any Guarantor is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

         (n) MW CREDIT AGREEMENT EVENT OF DEFAULT. Any Event of Default (as defined in the MW Credit Agreement) shall occur; or

         (o) MINIMUM NET WORTH. The net worth of the Borrower and its Subsidiaries (calculated on a consolidated basis in accordance with GAAP) is less than $450,000,000 at any time; or

         (p) IMPAIRMENT. The Banks in good faith believe that the prospect of payment of all or any part of the Obligations evidenced by the Notes is impaired.

     8.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Banks,

         (a) declare the Commitment of each Bank to be terminated, whereupon such Commitments shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (g) or (h) of SECTION 8.1 (in the case of clause (i) of subsection
(h) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make its Loan shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of any Agent or any Bank.

    8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                     ARTICLE IX

                                     THE AGENT

     9.1 APPOINTMENT AND AUTHORIZATION; "AGENTS". Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to either of the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

    9.2 DELEGATION OF DUTIES. Each of the Agents may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither of the Agents shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of the Borrower's Subsidiaries or Affiliates.

     9.4 RELIANCE BY AGENTS. (a) Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agents. Each of the Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.3, each Bank that has executed the Existing Credit Agreement and this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by either Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     9.5 NOTICE OF DEFAULT. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (except in the case of the Administrative Agent, with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks) unless such Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event or Default and stating that such notice is a "notice of default". Each of the Agents will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agents, neither Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

     9.7 INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each of the Agents upon demand for such Banks ratable share of any costs or out-of-pocket expenses

(including Attorney Costs) incurred by either of the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that either of the Agents is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of either of the Agents.

     9.8 AGENTS IN INDIVIDUAL CAPACITY. Each of BNS and BNY may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though BNS and BNY were not the Agents hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BNS and BNY may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that neither of the Agents shall be under any obligation to provide such information to them. With respect to its Loans, BNS and BNY shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though they were not the Agents.

     9.9 SUCCESSOR AGENTS. Each of the Agents may, and at the request of the Required Banks shall, resign as Agent upon 30 days' notice to the Banks. If either of the Agents shall resign under this Agreement, the Required Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of such retiring Agent, the Agents may appoint, after consulting with the Banks and the Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

     9.10 WITHHOLDING TAX. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

          (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

          (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

          (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

     (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such

Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

     (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.


                               ARTICLE X

                             MISCELLANEOUS

     10.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by the Administrative Agent at the written request of the Required Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing signed by all the Banks and the Borrower and acknowledged by the Administrative Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

     (e) release any of the Guaranties; or

     (f) amend this Section, or Section 2.10, or any provision herein providing for consent or other action by all Banks;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and
(ii) any fee letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.2 NOTICES. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 10.2; or, as directed to the Borrower or to the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and to the Administrative Agent.

     (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to ARTICLE II or X shall not be effective until actually received by the Administrative Agent.

         (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agents and the Banks shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

    10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

    10.4 COSTS AND EXPENSES.  The Borrower shall:

         (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse any Agent and/or any Bank within five Business Days after demand (subject to SUBSECTION 4.1(i)) for all costs and expenses incurred by such Agent and/or by such Bank which is an Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by such Agent with respect thereto; and

         (b) pay or reimburse any Agent and/or any Bank within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by such Agent and/or such

Bank in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

    10.5 BORROWER INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold the Agent-Related Persons, each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

    10.6 PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Administrative Agent.

    10.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

    10.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) Any Bank may, with the written consent of the Administrative Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the obligations, and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that the Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Administrative Agent an assignment and acceptance agreement in the form of EXHIBIT G ("ASSIGNMENT AND ACCEPTANCE") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,000.

         (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

         (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with SUBSECTION 10.8(a)), the Borrower shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans, Obligations and, if the assignor Bank has retained a portion of its Loans, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the Administrative Agent shall deliver a revised SCHEDULE 2.1 to the Banks and the Borrower to reflect such assignment.

         (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "PARTICIPANT") participating interests in any Loans and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that
(i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would postpone or delay any date fixed for payment of principal, interest, fees or other amounts hereunder or reduce the principal of or rate of interest specified herein. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal

Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

    10.9 CONFIDENTIALITY. Each Agent and each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary or by the Agents on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by an Agent or a Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or any Subsidiary; PROVIDED, that such source is not bound by a confidentiality agreement with the Borrower known to the Agents or Banks; PROVIDED, HOWEVER, that any Agent or any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Agent or such Agent or any Bank is subject or in connection with an examination of such Agent or such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent or any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Agent's or such Bank's independent auditors and other professional advisors; (G) to any Participant, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Agents and the Banks hereunder; (H) as to any Agent or any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with such Agent, such Bank or such Affiliate; and (I) to its Affiliates.

    10.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such

Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agents or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

    10.11 AUTOMATIC DEBITS OF FEES. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agents or any Bank under the Loan Documents, the Borrower hereby irrevocably authorizes such Agent or such Bank to debit any deposit account of the Borrower with such Agent or such Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in such Agent's or such Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

    10.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

    10.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.


    10.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

    10.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Banks, the Agents, the Agent-Related Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

    10.16 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE AGENTS, THE BORROWER AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE AGENTS, THE BORROWER AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE AGENTS, THE BORROWER AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

    10.17     WAIVER OF JURY TRIAL.  THE AGENTS, THE BORROWER AND THE BANKS
EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTICIPANT, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE AGENTS, THE BORROWER AND THE BANKS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    10.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Agents, the Borrower and the Banks, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    10.19 REAFFIRMATION, RESTATEMENT AND WAIVERS. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement and the indebtedness evidenced by the Existing Credit Agreement is continuing indebtedness, and nothing herein shall be deemed to constitute a payment, settlement or novation of the indebtedness evidenced by the Existing Credit Agreement except to the extent provided herein, or to release or otherwise adversely affect any lien, mortgage or security interest securing such indebtedness or any rights of any Agent or any Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.

                                  SIGNATURE FINANCIAL/MARKETING, INC.

                                  By: /s/  Alan Portelli
                                      ------------------------------
                                  Title: EXECUTIVE VP & CFO
                                        ----------------------------


                                  THE BANK OF NEW YORK, in its individual
                                  capacity and in its capacity as Documentation Agent



                                  By:  /s/ Michael Flannery
                                      ------------------------------
                                  Title: VICE PRESIDENT
                                        ----------------------------


                                  THE BANK OF NOVA SCOTIA, in its individual capacity and in its capacity as Administrative Agent


                                  By:  /s/ A.S. Norsworthy
                                      ------------------------------------
                                  Title: SR. TEAM LEADER - LOAN OPERATIONS
                                        ------------------------------------
                                            A. S. NORSWORTHY
                                      SR. TEAM LEADER-LOAN OPERATIONS

                             GUARANTOR ACKNOWLEDGMENT
                                AND REAFFIRMATION
                          ------------------------------

                                  The undersigned, each a guarantor with
respect to the Borrower's obligations to the Banks under the Credit Agreement dated as of September 27, 1996 among Signature Financial/Marketing, Inc. (the "Borrower"), The Bank of Nova Scotia and The Bank of New York (the "Existing Credit Agreement"), each hereby (i) acknowledge and consent to the execution, delivery and performance by the Borrower of the Credit Agreement dated as of September 27, 1996 as amended and restated as of October 21, 1996 among Signature Financial/Marketing, Inc., various Banks, and The Bank of Nova Scotia and The Bank of New York as agents (the "RESTATED CREDIT AGREEMENT"), and (ii) reaffirm and agree that the respective guaranty to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Banks in connection with the Existing Credit Agreement (as amended and restated through the Restated Credit Agreement) are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Restated Credit Agreement.)

                                  MONTGOMERY WARD & CO., INCORPORATED

                                    By  /s/ Douglas V. Gathany
                                       ----------------------------
                                       Title: TREASURER

                                    CREDIT CARD SENTINEL, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    ISS AGENCY, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    MONTGOMERY WARD CLUBS, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    MONTGOMERY WARD ENTERPRISES, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    SIGNATURECARD, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    MONTGOMERY WARD FINANCIAL
                                    CENTER, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    MONTGOMERY WARD AGENCY, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    NATIONAL DENTAL SERVICE, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    SIGNATURE DIRECT, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    SIGNATURE INVESTMENT ADVISORS, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL

                                    AMOCO MOTOR CLUB, INC.

                                    By   /s/ John B. Euwema
                                       ----------------------------
                                       Title: SR. VP, SEC. AND
                                              GENERAL COUNSEL